Exhibit 4.1

CERTIFICATE FOR PARTNERSHIP UNITS OF

EXCEL TRUST, L.P.

No. ____________	____________ UNITS

Excel Trust, Inc., as the General Partner of Excel Trust, L.P., a Delaware limited partnership (the “Operating Partnership”), hereby certifies that                      is a Limited Partner of the Operating Partnership whose Partnership Interests therein, as set forth in the Second Amended and Restated Agreement of Limited Partnership of Excel Trust, L.P., dated as of January 31, 2012 (as it may be amended, modified or supplemented from time to time in accordance with its terms, the “Partnership Agreement”), under which the Operating Partnership is existing (copies of which are on file at the Operating Partnership’s principal office at 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, represent                      units of [common] [Series A Preferred] [Series B Preferred] limited partnership interest in the Operating Partnership (the “Partnership Units”).

THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE PARTNERSHIP AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE OPERATING PARTNERSHIP). EXCEPT AS OTHERWISE PROVIDED IN THE PARTNERSHIP AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR (B) IF THE OPERATING PARTNERSHIP HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER OF THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE THAT SUCH TRANSFER, SALE ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER.

DATED:                     , 20__

EXCEL TRUST, INC.

General Partner of

Excel Trust, L.P.

ATTEST:

By :	By :